Exhibit 1
Joint Filing Agreement
The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of TheStreet, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: November 14, 2017

180 DEGREE CAPITAL CORP.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

THESTREET SPV SERIES - A SERIES OF
180 DEGREE CAPITAL MANAGEMENT, LLC

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President, 180 Degree Capital Corp., Managing Member

/s/ Daniel B. Wolfe
Daniel B. Wolfe

/s/ Kevin M. Rendino
Kevin M. Rendino